UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2016

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)  Appointment of Certain Officers
On January 4, 2016, Amedica Corporation (“Amedica” or the “Company”) promoted Ty A. Lombardi, from Vice President, Finance and Chief Accounting Officer, to the position of Chief Financial Officer (principal financial officer and principal accounting officer).
Mr. Lombardi served as the Company’s Vice President Finance and Principal Accounting Officer from January 2015 to January 3, 2016. Prior to his appointment as the Company’s Vice President Finance and Principal Accounting Officer Mr. Lombardi served as the Company’s Director of Finance from March 2014 to January 2015. Prior to joining Amedica, Mr. Lombardi was part owner of Cadence Consulting Corporation, where he served as principal consultant from January 2006 to March 2014 and provided a wide range of financial and accounting services. Mr. Lombardi is a Certified Public Accountant and has a M.S. in Accounting from Brigham Young University.

There are no family relationships between Mr. Lombardi and any officers or directors of Amedica, and there are no related party transactions between the Company and Mr. Lombardi.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: January 7, 2016	/s/ Ty Lombardi
Ty Lombardi
Chief Financial Officer (Principal Financial Officer)